Exhibit 99.1

                               FOR IMMEDIATE RELEASE
                               Contact: Investor Relations
                               Telephone: 712.732.4117

         META FINANCIAL GROUP, INC. (R) REPORTS RESULTS FOR THE QUARTER
                  AND THE FISCAL YEAR ENDED SEPTEMBER 30, 2006

Storm Lake, Iowa - (October 30, 2006) Meta Financial Group, Inc. (the "Company") (NASDAQ-Global Market: CASH) today reported net income of $3,921,000, or $1.55 per diluted share, for the 2006 fiscal year ended September 30, 2006, compared to a net loss of $924,000, or $0.38 per diluted share, for the 2005 fiscal year. Earnings in fiscal year 2006 were primarily impacted by card fees, non-recurring fee income, and a negative provision for loan loss, partially offset by higher compensation, legal, and consulting expenses. These and other important items are discussed below. Earnings in fiscal year 2005 were impacted by a large provision for loan loss related to a significant loss in the Company's loan portfolio. Net income for the quarter ended September 30, 2006 was $661,000, or $0.26 per diluted share, compared to net income of $546,000, or $0.22 per diluted share, for the quarter ended September 30, 2005, which reflects an 18 percent growth in earnings per share on a matched quarter basis.

Net income at Meta Payment Systems(R), a separate reportable segment of the Company, was $4,503,000, or $1.79 per diluted share, for fiscal year 2006, compared to a loss of $808,000, or $0.33 per diluted share, for fiscal year 2005. Net income at the traditional banking segment was $1,354,000, or $0.54 per diluted share, for fiscal year 2006, compared to net income of $958,000, or $0.39 per diluted share, for fiscal year 2005. All other segments had a net loss of $1,936,000, or $0.77 per diluted share, for fiscal year 2006, compared to a net loss of $1,074,000 or $0.44 per diluted share, for fiscal year 2005.

Meta Financial Group's net interest income for fiscal year 2006 was $19,636,000, compared to $19,239,000 for fiscal year 2005. The increase of $397,000 was driven by a higher net interest margin, offset in part by a smaller earning asset base. Net interest margin for fiscal year 2006 was 2.84 percent, compared to 2.56 percent in fiscal year 2005. The improvement in margin in fiscal year 2006 resulted primarily from improvement in the Company's funding mix attributable to growth in non-interest-bearing deposits and shrinkage in higher costing certificates, public funds deposits, and wholesale borrowings.

The Company recorded a negative provision for loan losses in fiscal year 2006 of $454,000. This compares to a positive provision in fiscal year 2005 of $5,482,000. The negative provision in 2006 relates in part to the Company's settlement agreement with one of several participants in its lending relationship with three entities involved in auto sales, service, and financing, and their principal owner, which has been the subject of previous disclosure. Additionally, shrinkage in the Company's loan portfolio during the year reduced the level of required loan loss allowances on the portfolio. The provision for loan losses in fiscal year 2005 stemmed primarily from provisions related to the aforementioned auto dealership-related loans.

Meta Financial Group's non-interest income rose $9,675,000 during the current fiscal year, from $3,731,000 in fiscal year 2005 to $13,406,000 in fiscal year 2006. The majority of this growth is related to higher fee income earned on prepaid debit cards and other card-related products and services offered by the Meta Payment Systems division. The increase also includes $2,570,000 of non-recurring fee income related to a purchased portfolio of prepaid debit cards.

The Company's non-interest expense rose $8,528,000 during fiscal year 2006, from $19,097,000 in fiscal year 2005 to $27,625,000 in the current year. Several factors contributed to this increase. Compensation expense rose $2,378,000 during the year, from $10,843,000 in fiscal year 2005 to $13,221,000 in fiscal year 2006. The increase stems primarily from staff acquisition costs related to growth at Meta Payment Systems, and the staffing of two de novo branch facilities in the Sioux Falls market. The Company also recently announced the opening of a new full-service branch in the Jordan Creek area of the Des Moines market. The Company now operates nineteen branches in Brookings (1) and Sioux Falls (4), South Dakota, and Des Moines (5), Northwest (6) and West-Central (3) Iowa.

Costs associated with the processing of card-related products at Meta Payment Systems also increased during fiscal year 2006. Card processing expense rose $2,648,000 from $338,000 in fiscal year 2005 to $2,986,000 in fiscal year 2006.
These expenses stem primarily from fees charged by third party card and network transaction processors as well as costs associated with issuing MetaBank branded prepaid debit cards.

Legal and consulting expense increased $2,230,000 in fiscal year 2006, from $796,000 in fiscal year 2005 to $3,026,000 in the current year. Several factors contributed to this increase. The Company incurred expenses related to the aforementioned auto dealership-related loans during the course of foreclosing on and liquidating the remaining assets of the borrowers. Additionally, the Company has been named in several lawsuits, which have been disclosed previously, by banks that participated with MetaBank in these lending relationships. MetaBank is vigorously defending these claims. At this time, the Company continues to expect that total cash expenditures on legal and collection efforts related to these loans will range between $750,000 and $1,100,000, of which approximately $700,000 has already been incurred. The Company has also incurred expenses related to its retention of an outside consulting firm to complete implementation work related to section 404 of the Sarbanes-Oxley Act. At this time, the Company does not anticipate that expenses associated with this implementation work will continue at present levels over the long term. Finally, the Company has also chosen to outsource a significant portion of its internal audit work to an outside consulting firm.

At September 30, 2006, the Company had assets totaling $741.1 million, compared to $775.8 million at September 30, 2005. The reduction in assets of $34.7 million primarily reflects the Company's planned strategy to reduce the level of lower yielding investment securities and pay off higher costing deposits and wholesale borrowings. Total investment and mortgage-backed securities at September 30, 2006 were $192.1 million, compared to $268.4 million at September 30, 2005, reflecting a reduction of $76.3 million. The Company's loan portfolio, net of allowance for loan losses, also declined $51.4 million during fiscal year 2006, from $440.2 million at September 30, 2005 to $388.8 million at September 30, 2006. The decline in this portfolio reflects primarily pay offs and pay downs in the Company's purchased loan participation portfolio.

The Company continues to improve its mix of deposit funding, growing low- and no-cost demand deposits and shrinking higher costing certificates and public funds deposits. Total checking deposits rose $80.4 million during fiscal year 2006, from $135.9 million at September 30, 2005 to $216.3 million at September 30, 2006. A significant portion of this growth came from the Meta Payment Systems division. Total savings and certificates of deposit declined $84.4 million from $330.5 million to $246.1 million over the same time period. Money market accounts also exhibited growth during Fiscal Year 2006, increasing $28.7 million from $74.6 million to $103.3 million. Meta Financial Group also continues to use cash inflows to pay down other wholesale borrowing sources, primarily advances from the Federal Home Loan Bank of Des Moines. Total wholesale borrowings at September 30, 2006 were $124.6 million, a decrease of $65.4 million from the level at September 30, 2005 of $190.0 million.

As of September 30, 2006, the Company had total shareholders' equity of $45.3 million. Both of the Company's banking subsidiaries, MetaBank and MetaBank West Central, meet regulatory requirements for classification as well-capitalized institutions. Additionally, Meta Financial Group meets all capital requirements set forth by the Federal Reserve System.

Shareholders of record on September 15, 2006 received a quarterly cash dividend of $0.13 per share, which was paid on October 2, 2006. During fiscal year 2006, the Company paid cash dividends of $0.52. During the quarter ended September 30, 2006, Meta Financial Group shares traded between $22.32 and $25.73. During the year ended September 30, 2006, Meta Financial Group shares traded between $18.55 and $28.10.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company(R). MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems prepaid debit card division. MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market. Nineteen offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.


The Company, and its wholly-owned subsidiaries, MetaBank, MetaBank WC, and Meta Trust Company may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems Division; credit quality and adequacy of reserves; technology; and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;
inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks involved in the foregoing litigation.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filings with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

                                   Financial Highlights

------------------------------------------------------------------------------------------
                       Consolidated Statement of Financial Condition
------------------------------------------------------------------------------------------
(Dollars In Thousands)
Assets                                               Sept. 30, 2006   Sept. 30, 2005
     Cash and cash equivalents                         $  109,353       $   14,370
     Investments and mortgage-backed securities           192,067          268,406
     Loans receivable, net                                388,762          440,190
     Other assets                                          50,950           52,873
                                                       ----------       ----------
          Total assets                                 $  741,132       $  775,839
                                                       ==========       ==========

Liabilities
     Deposits                                          $  565,710       $  541,041
     Other borrowings                                     124,576          190,012
     Other liabilities                                      5,514            1,827
                                                       ----------       ----------
          Total liabilities                            $  695,800       $  732,880
                                                       ----------       ----------

Shareholders' equity                                   $   45,332       $   42,959
                                                       ----------       ----------
          Total liabilities and shareholders' equity   $  741,132       $  775,839
                                                       ==========       ==========
------------------------------------------------------------------------------------------
                             Consolidated Statements of Income
------------------------------------------------------------------------------------------

                                                 For the 3 Months      For the 12 Months
                                                 Ended Sept. 30:        Ended Sept. 30:
(Dollars In Thousands, except per share data)   2006        2005       2006        2005
Interest income                               $  9,892    $ 10,123   $ 40,578    $ 41,093
Interest expense                                 5,090       5,676     20,942      21,854
                                              --------    --------   --------    --------
Net interest income                              4,802       4,447     19,636      19,239
     Provision for loan losses                    (145)         91       (454)      5,482
                                              --------    --------   --------    --------

Net interest income after
     provision for loan losses                   4,947       4,356     20,090      13,757
Non-interest income                              3,627       1,496     13,406       3,731
Non-interest expense                             7,710       5,082     27,625      19,097
                                              --------    --------   --------    --------
Net income (loss) before income tax expense        864         770      5,871      (1,609)
     Income tax expense (benefit)                  203         224      1,950        (685)
                                              --------    --------   --------    --------
Net income (loss)                             $    661    $    546   $  3,921    $   (924)
                                              ========    ========   ========    ========

Earnings (loss) per common share
     Basic                                    $   0.26    $   0.22   $   1.58    $  (0.38)
                                              ========    ========   ========    ========
     Diluted                                  $   0.26    $   0.22   $   1.55    $  (0.38)
                                              ========    ========   ========    ========
------------------------------------------------------------------------------------------
                              Selected Financial Information
------------------------------------------------------------------------------------------

For the 12 Months Ended September 30,                               2006           2005
     Return on average assets                                         0.52%         -0.12%
     Return on average equity                                         9.09%         -2.05%
     Average shares outstanding for diluted earnings per share    2,521,857      2,460,891

At Period Ended:                                             Sept. 30, 2006 Sept. 30, 2005
     Equity to total assets                                           6.12%          5.54%
     Book value per common share outstanding                         $17.89         $17.16
     Tangible book value per common share outstanding                $16.54         $15.80
     Common shares outstanding                                    2,534,367      2,503,655
     Non-performing assets to total assets                            0.58%          0.69%


         Meta Financial Group, Inc. (R) \ 121 East Fifth Street \ P.O. Box 1307 \
                                  Storm Lake, Iowa 50588